FORUM FUNDS
                         TWO PORTLAND SQUARE
                        PORTLAND, MAINE 04101

                                PROXY

                      MAINE TAXSAVER BOND FUND


This Proxy is Solicited on Behalf of the Board of Trustees Revoking any such prior appointments, the undersigned appoints David I. Goldstein, Beth P. Hanson, and Patrick J. Keniston (or, if only one shall act, that one) proxies with the power of substitution to vote all of the shares of Maine TaxSaver Bond Fund ("Forum ME Series"), a series of Forum Funds ("Forum"), registered in the name of the undersigned at the Special Meeting of Shareholders of Forum ME Series to be held at the offices of Forum Administrative Services, LLC, Two Portland Square, Portland, Maine 04101, on November __, 2003, at 10:00 a.m. (Eastern time), and at any postponements or adjournments thereof.

The shares of beneficial interest represented by this Proxy will be voted in accordance with the instructions given by the undersigned below. IF NO CHOICE IS SPECIFIED ON THE PROXY, PROPERLY EXECUTED PROXIES THAT ARE RETURNED IN TIME TO BE VOTED AT THE MEETING WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL SET FORTH BELOW. The Trust has proposed this Proposal. The Board of Trustees recommends voting "FOR" the Proposal.


                                PROPOSAL

          To approve the Agreement and Plan of Reorganization between Forum, on behalf its series, Forum ME Series, and Integrity Managed Portfolios, on behalf of its series, Maine Municipal Fund ('Integrity ME Series") ("Plan"). Under the Plan, Forum ME Series will transfer all of its assets to Integrity ME Series in exchange solely for shares of Integrity ME Series and Integrity ME Series' assumption of Forum ME Series' liabilities. The Plan further provides that Forum ME Series will then distribute the shares received from Integrity ME Series proportionately to its shareholders and then terminate.

                       FOR _____      AGAINST _____      ABSTAIN _____


(NOTE: Checking the box labeled "Abstain" will result in the shares covered by the Proxy being treated as if they were voted "Against" a Proposal.)

Receipt is acknowledged of the Notice and the Proxy Statement/Prospectus for the Special Meeting of Shareholders to be held on November __, 2003. PLEASE SIGN AND DATE THIS PROXY IN THE SPACE PROVIDED. Execution by shareholders who are not individuals must be made by an authorized signatory. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title as such.


                    -------------------------------          -----------
                    Authorized Signature                      Date


                    -------------------------------
                    Printed Name (and Title if Applicable)


                    -------------------------------          -----------
                   Authorized Signature                     Date
                   (Joint Investor or Second Signatory)

                    -------------------------------
                    Printed Name (and Title if Applicable)




                              FORUM FUNDS
                          TWO PORTLAND SQUARE
                         PORTLAND, MAINE 04101

                                PROXY

                    NEW HAMPSHIRE TAXSAVER BOND FUND


This Proxy is Solicited on Behalf of the Board of Trustees Revoking any such prior appointments, the undersigned appoints David I. Goldstein, Beth P. Hanson, and Patrick J. Keniston (or, if only one shall act, that one) proxies with the power of substitution to vote all of the shares of New Hampshire TaxSaver Bond Fund ("Forum NH Series"), a series of Forum Funds ("Forum"), registered in the name of the undersigned at the Special Meeting of Shareholders of Forum NH Series to be held at the offices of Forum Administrative Services, LLC, Two Portland Square, Portland, Maine 04101, on November __, 2003, at 10:00 a.m. (Eastern time), and at any postponements or adjournments thereof.

The shares of beneficial interest represented by this Proxy will be voted in accordance with the instructions given by the undersigned below. IF NO CHOICE IS SPECIFIED ON THE PROXY, PROPERLY EXECUTED PROXIES THAT ARE RETURNED IN TIME TO BE VOTED AT THE MEETING WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL SET FORTH BELOW. The Trust has proposed this Proposal. The Board of Trustees recommends voting "FOR" the Proposal.


                                   PROPOSAL

          To approve the Agreement and Plan of Reorganization between Forum, on behalf its series, Forum NH Series, and Integrity Managed Portfolios, on behalf of its series, New Hampshire Municipal Fund ('Integrity NH Series") ("Plan"). Under the
          Plan, Forum NH Series will transfer all of its assets to Integrity NH Series in exchange solely for shares of Integrity
          NH Series and Integrity NH Series' assumption of Forum NH Series' liabilities. The Plan further provides that Forum NH Series will then distribute the shares received from Integrity NH
          Series proportionately to its shareholders and then terminate.

                       FOR _____      AGAINST _____      ABSTAIN _____



(NOTE: Checking the box labeled "Abstain" will result in the shares covered by the Proxy being treated as if they were voted "Against" a Proposal.)

Receipt is acknowledged of the Notice and the Proxy Statement/Prospectus for the Special Meeting of Shareholders to be held on November __, 2003. PLEASE SIGN AND DATE THIS PROXY IN THE SPACE PROVIDED. Execution by shareholders who are not individuals must be made by an authorized signatory. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title as such.


                    -------------------------------          -----------
                    Authorized Signature                      Date


                    -------------------------------
                    Printed Name (and Title if Applicable)


                    -------------------------------          -----------
                   Authorized Signature                     Date
                   (Joint Investor or Second Signatory)

                    -------------------------------
                    Printed Name (and Title if Applicable)